Exhibit 32.2

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
               PURSUANT TO 18 U.S.C. SS. 1350 ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Amaru, Inc. (the "Company") on Form 10-KSB/A for the for the financial year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Colin Binny, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C.
section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: June 19, 2007


     /s/ Colin Binny
--------------------------
Chief Financial Officer